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EXHIBIT 32

                             AS ADOPTED PURSUANT BY
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Advanced Technology Industries, Inc., on Form 10-QSB for the quarter ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Hans Joachim Skrobanek, President of the Company, and James Samuelson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)      The Report fully complies with the requirements of Section 13
                  (a) or 15 (d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:   December 3, 2004               /s/ Hans Joachim Skrobanek
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                                       Hans Joachim Skrobanek, President

Date:   December 3, 2004               /s/ James Samuelson
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                                       James Samuelson, Chief Financial Officer